Exhibit 23.3

Consent of Qualified Person

Consent to Use of Technical Report Summary under Regulation S-K Subpart 1300 Regarding

Form 10-K/A filed by Odyssey Marine Exploration, Inc. (the “Company”)

RSC Consulting Limited (“RSC”), in connection with the Company’s Amendment No. 1 to Annual Report on Form 10-K/A, to be filed on or about June 30, 2026 (together with any amendments thereof, the “Amendment”), consents to:

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the incorporation by reference by the Company and use of the technical report titled “Initial Assessment and Technical Report Summary for the EL3 Cook Islands Polymetallic Nodule Deposit, South Pacific Ocean,” with an effective date of December 31, 2025 (the “Technical Report Summary”), that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”), that was filed as Exhibit 96.1 to and referenced in the Company’s Registration Statement on Form S-4, filed with the SEC on May 11, 2026 (together with any amendments thereof, the “Amendment”);

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the use of and references to, any extracts from or a summary of the information from the Technical Report Summary in the Amendment and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summary, or portions thereof, that was prepared by RSC, that RSC supervised the preparation of, and/or that was reviewed and approved by RSC, that is included or incorporated by reference in the Amendment;

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the use of RSC, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC) and technical opinions in connection with the Technical Report Summary and the Amendment.

RSC is responsible for the preparation of, and this consent pertains to, all sections of the Technical Report Summary. RSC certifies that it has read the Amendment and that it fairly and accurately represents or incorporates by reference the information in the Technical Report Summary for which it is responsible.

Dated this June 30, 2026.

RSC Consulting Ltd.

/s/ René Sterk
René Sterk,
Managing Director